EXHIBIT 4.4

                           PAUL HARRIS STORES, INC.
                      OUTSIDE DIRECTORS STOCK OPTION PLAN

      1. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by encouraging increased Common Stock ownership by members of the Board who are not employees of the Company or any of its Subsidiaries, in order to promote long-term shareholder value through directors' continuing ownership of the Common Stock.

    2.      DEFINITIONS.   Unless  the context clearly indicates otherwise, the
following terms, when used in the Plan, shall have the meanings set forth below.

   "Board" shall mean the Board of Directors of the Company, as it may from time to time be constituted.

   "Committee" shall mean the Compensation and Stock Option Committee of the Board, as it may from time to time be constituted, or any other committee of the Board appointed by the Board to administer the Plan.

   "Common Stock" shall mean the Common Stock, without par value, of the Company, and shall include the Common Stock as it may be changed from time to time as described in Paragraph 8 of the Plan.

   "Company" shall mean Paul Harris Stores, Inc., and any successor by merger or consolidation.

   "Eligible Director" shall mean a member of the Board who is not at the time of receipt of an Option an employee of the Company or any of its Subsidiaries.

   "Fair Market Value" of the Common Stock of the Company means the last sale price on the applicable date (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one share of Common Stock on the principal exchange on which such shares are listed, or if not listed on any exchange, on the NASDAQ National Market System or any similar system then in use, or if the shares of Common Stock are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one such share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one share of Common Stock as the Board shall determine.

   "Grantee" shall mean an Eligible Director who has been granted an Option.

   "Option" shall mean a non-qualified option to purchase authorized but unissued Common Stock or Common Stock held in the treasury granted by the Company pursuant to the terms of the Plan.

   "Plan" shall mean the Paul Harris Stores, Inc. Outside Directors Stock Option Plan, as set forth herein and as amended from time to time.

   "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock is owned, directly or indirectly, by the Company.

   3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreements embodying Options. The Committee shall, subject to the provisions of the Plan, grant Options pursuant to the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

   4. PARTICIPATION.   Each  Eligible  Director  shall be eligible  to  receive
Option grants in accordance with Paragraphs 5, 6, 7, and 8 below.

   5. GRANTS UNDER THE PLAN. (a) Options may be granted under the Plan, subject to the terms, conditions and restrictions specified in Paragraphs 6, 7 and 8 below. There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 100,000 shares of Common Stock, subject to adjustment as provided in Paragraph 8 below. Shares of Common Stock that are the subject of an Option but not purchased prior to the expiration of the Option, shall thereafter be considered unissued for purposes of the maximum number of shares that may be issued under the Plan, and may again be the subject of Option grants under the Plan. If at any time, the shares remaining available for Option grants are not sufficient to make all Option grants then required to be made under the Plan, no Option grants shall be made.

   (b) An Eligible Director to whom an Option is provided to be granted or is granted under the Plan (and any person succeeding to such an Eligible Director's right pursuant to the Plan), shall have no rights as a shareholder with respect to any shares of Common Stock issuable pursuant to any such Option until such Option is exercised. Except as provided in Paragraph 8 below, no adjustment shall be made for dividends, distributions, or other rights (whether ordinary or extraordinary, and whether in cash, securities, or other property) for which the record date is prior to the date an Option is exercised. Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

   6. INITIAL GRANTS AND ANNUAL GRANTS. (a) Each Eligible Director who was not eligible to receive options under the Company's 1992 Non-Qualified Stock Option Plan, shall, at the later of the adoption of this Plan by the Board or on the first day of the first calendar month following the month in which such person first becomes an Eligible Director, be automatically granted an Option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Paragraph 8).

      (b) In addition, as of the first day of the first calendar month following the month of each annual meeting of the Company's shareholders (the "Annual Meeting") held after June 19, 1996, each Eligible Director will be automatically granted an Option to purchase 3,000 shares of Common Stock (subject to adjustment as provided in paragraph 8), provided, however, that no person who is elected or appointed an Eligible Director within sixty (60) days prior to such Annual Meeting shall be granted an Option pursuant to this Paragraph 6(b).

   7. TERMS OF OPTIONS. Each Option granted pursuant to Paragraph 6 shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions and such additional terms and conditions not inconsistent with the Plan as may from time to time be prescribed by the Committee.

      (a) The Option exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

      (b) The Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

      (c) The Option shall not be exercisable before the expiration of six months from the date it is granted and after the expiration of ten years from the date it is granted.

      (d) Payment of the Option price shall be made at the time the Option is exercised, and shall be made in United States dollars by cash or check.

      (e) An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, in continuous service on the Board, except that

         (i) if any Grantee of an Option shall die or become permanently disabled or shall retire with the consent of the Board, holding an Option that has not expired and has not been fully exercised, he or his executor, administrators, heirs, or distributees, as the case may be, may, at any time within one year after the date of such event (but in no event after the Option has expired under the provisions of subparagraph 7(c) above), exercise the Option with respect to any shares as to which the Grantee could have exercised the Option at the time of his death, disability, or retirement; or

         (ii) if a Grantee shall cease to serve as a director of the Company for any reason other than those set forth in 7(e)(i) above, while holding an Option that has not expired and has not been fully exercised, the Grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 7(c) above), may exercise the Option with respect to any shares of Common Stock as to which he could have exercised the Option on the date he ceased to be such an Eligible Director.

      (f) Each Grantee of an Option shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock as to which an Option is being exercised.

   8. DILUTION  AND  OTHER  ADJUSTMENTS.   In  the  event  of any change in the
outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares issuable on exercise of an Option granted under the Plan, the number or kind of shares subject to any outstanding Option, and the Option price per share under any outstanding Option, shall be automatically adjusted so that the proportionate interest of the Eligible Directors or of the Grantee shall be maintained as before the occurrence of such event. Any adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share. Any adjustment permitted by this Paragraph shall be conclusive and binding for all purposes of the Plan.

   9. MISCELLANEOUS PROVISIONS. (a) An Eligible Director's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

   (b) If the shares of Common Stock that are the subject of an Option are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, the Grantee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to the Plan will not be sold except pursuant to an exemption from registration under said Act and
(ii) that such Grantee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof. No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

   (c) By accepting any Options under the Plan, each Grantee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of and consent to, the terms and conditions of the Plan and any action taken under the Plan by the Company or the Board.

  10. AMENDMENT. The Board may at any time and from time to time and in any respect amend or modify this Plan; provided, however, that, the Board may not amend this Plan more than once during any six-month period, and any amendments requiring shareholder approval in order to maintain the exemption of the Plan under Rule 16b-3 (promulgated pursuant to the Securities Exchange Act of 1934, as amended) as in effect from time to time, shall be subject to approval by the shareholders of the Company in the manner required by such Rule.

  11. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

      (a) Upon the adoption of a resolution of the Board terminating the Plan;

      (b) Upon the award or the purchase upon exercise of Options of all the shares of Common Stock provided to be awarded under the Plan or as adjusted pursuant to Paragraph 8; or

      (c) Ten (10) years from the date of adoption of this Plan by the Board. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Grantee, without his consent, under any Option theretofore granted under the Plan.

  11. EFFECTIVE DATE; STOCKHOLDER APPROVAL. The Plan shall be effective immediately upon approval by the Company's Board. However, any Option granted pursuant to the Plan is expressly conditioned upon the approval and adoption of the Plan by the shareholders at or before the next Annual Meeting. Notwithstanding Paragraph 7, no Option granted prior to such shareholder approval may be exercised unless and until such approval is obtained.

                                    Adopted by the Board this 19th day
                                    of June, 1996

                                    Approved by the Shareholders this
                                    19th day of June, 1997